UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 16, 2018

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2018, Inspired Entertainment, Inc. (the “Company”) announced certain management changes, including the formation of the Office of Executive Chairman, and also announced that Luke L. Alvarez, President and Chief Executive Officer, was departing the Company and its affiliates, under terms being finalized. Mr. Alvarez’s previous responsibilities have been divided among the members of the Office of Executive Chairman.

On May 16, 2018, the Company and Mr. Alvarez finalized and agreed upon the terms of his departure. Mr. Alvarez has been a party to written services agreements with each of Inspired Gaming (Gibraltar) Limited (“Inspired Gibraltar”), a Gibraltar subsidiary of the Company, and DMWSL 633 Limited (“DMWSL”), a UK subsidiary of the Company, respectively. Pursuant to a settlement agreement dated May 16, 2018, among Inspired Gibraltar, DMWSL, the Company and Mr. Alvarez, the respective written services agreements have ended, subject to certain terms and conditions that continue beyond the date of resignation, including certain covenants not to compete with, solicit employees or clients from or interfere in the business dealings of, the Company or any of its subsidiaries. In addition, on May 16, 2018, Mr. Alvarez resigned from his positions as director and President and Chief Executive Officer of the Company and from all other officer and director positions held with Company subsidiaries. A copy of Mr. Alvarez’s resignation letter is attached hereto as Exhibit 17.1. In connection with his departure, Mr. Alvarez shall receive a total of approximately £870,000 over the next 11 months, in respect of salary, director’s fees, bonus and the value of health and similar benefits. In addition, Mr. Alvarez previously received a grant of 926,272 shares of restricted stock under the Inspired Entertainment, Inc. 2016 Long-Term Incentive Plan (the “Plan”). Under the terms of the grant and the Plan, one-third of these shares vested previously, and the remaining shares will remain eligible for vesting, subject to certain performance and settlement conditions set forth in the Plan, through December 2021.

Executive Chairman Lorne Weil said “Luke Alvarez was instrumental in building Inspired over 15 years from a London mobile technology startup to the global player in the gaming industry that it is today. He leaves us as the company has announced impressive results for its second quarter of 2018. We thank him for his leadership of the company and wish him well.”

Luke Alvarez said: “I am extraordinarily proud of what we have built in Inspired over the last 15 years and of our brilliant, talented and passionate people. The next phase of Inspired’s growth is particularly about expansion into North America and other new markets and I look forward to seeing the company exploit its opportunities under the experienced guidance of Lorne and his team. I wish the company the very best in its next phase of growth.”

Item 9.01          Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
17.1	Resignation Letter dated May 16, 2018 of Luke L. Alvarez.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2018

INSPIRED ENTERTAINMENT, INC.

By	/s/ A. Lorne Weil
Name: A. Lorne Weil
Title: Executive Chairman

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